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Exhibit 3.5


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ARK RESTAURANTS CORP.

                Under Section 805 of the Business Corporation Law

                              ---------------------

         The undersigned, being the President and Secretary, respectively, of ARK RESTAURANTS CORP., do hereby certify and set forth:

         FIRST: The name of the corporation is ARK RESTAURANTS CORP. (the "Corporation"), and the name under which the Corporation was formed was Ark Management Corp.

         SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of State on January 4, 1983.

         THIRD: The Certificate of Incorporation is hereby amended pursuant to
Section 801 of the Business Corporation Law to add additional paragraphs hereto to authorize the following:

                  (a) to permit the Corporation to make pro rata distributions of its authorized but unissued shares to holders of the same or any other class or series of its outstanding shares, pursuant to Section 511 of the Business Corporation Law;

                  (b) to reduce, to a majority of the votes of all outstanding shares entitled to vote thereon, the votes required to authorize (i) any amendment hereto which changes or strikes out the quorum, voting or other provisions permitted by Section 709 of the Business Corporation Law, (ii) any plan of merger or consolidation adopted by the Board of Directors of the Corporation pursuant to Section 901 of the Business Corporation Law, (iii) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation not made in the usual or regular course of the Corporation's business pursuant to Section 909 of the Business Corporation Law,
(iv) any plan for binding share exchanges pursuant to Section 913 of the Business Corporation Law, and (v) a dissolution of the Corporation pursuant to
Section 1001 of the Business Corporation Law; and

                  (c) to permit the Corporation to lend money to or guarantee the obligation of a director of the Corporation if the Board of Directors determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans or guarantees pursuant to Section 714 of the Business Corporation Law.

         FOURTH: To accomplish the foregoing amendments, the following new Paragraphs 8, 9, 10, 11, 12, 13 and 14 are hereby added to the Certificate of
Incorporation:

                  8. The Corporation may make pro rata distributions of its authorized but unissued shares to holders of the same or any other class or series of its outstanding shares.




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                  9. Any amendment hereto which changes or strikes out the
         quorum, voting or other provisions permitted by Section 709 of the Business Corporation Law shall be authorized at a meeting of shareholders by a majority of the votes of all outstanding shares entitled to vote thereon.

                  10. The Corporation may lend money to or guarantee the obligation of a director of the Corporation if the Board of Directors determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans or guarantees.

                  11. Any plan of merger or consolidation adopted by the Board of Directors of the Corporation pursuant to Section 901 of the Business Corporation Law shall be adopted at a meeting of shareholders by the holders of a majority of all outstanding shares entitled to vote thereon.

                  12. A sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation not made in the usual or regular course of the Corporation's business pursuant to
         Section 909 of the Business Corporation Law shall be approved at a meeting of shareholders by a majority of the votes of all outstanding shares entitled to vote thereon.

                  13. Any plan for binding share exchanges pursuant to Section 913 of the Business Corporation Law shall be adopted at a meeting of shareholders by the holders of a majority of the votes of all outstanding shares entitled to vote thereon.

                  14. Any dissolution of the Corporation shall be authorized at a meeting of the shareholders by a majority of the votes of all outstanding shares entitled to vote thereon.

         FIFTH: The foregoing amendments to the Certificate of Incorporation were authorized by the Board of Directors of the Corporation at a meeting of the Board of Directors held on February 15, 2002, followed by the vote of holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders held on March 27, 2002.

         IN WITNESS WHEREOF, the undersigned have executed and signed this Certificate of Amendment this 19th day of April, 2002.



                                             ARK RESTAURANTS CORP.


                                              By:  /s/ Michael Weinstein
                                                   -----------------------------
                                                   Michael Weinstein, President


                                              By:  /s/ Vincent Pascal
                                                   -----------------------------
                                                   Vincent Pascal, Secretary